UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2016

IDdriven, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-197094	46-4724127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Moss Rock Dr., Auburn, CA 95602
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code	415-226-7773

TIXFI, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Effective as of February 8, 2016, the Financial Information Regulatory Association, Inc. (“FINRA”) approved TiXFi, Inc.’s (the “Company”) name change and forward stock split application previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on January 26, 2016.

The Company’s ticker symbol on the OTCQB tier of the OTC Markets Group. Inc. will be changed to “IDDR” on or about March 8, 2016. As a result of the forward stock split, a “D” has been placed on the Company’s current ticker symbol “TXFX” for 20 business days after the effective date of FINRA’s approval. The Company’s CUSIP was changed to 45152R101 effective February 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDdriven, Inc.

Date: February 11, 2016	By:	/s/ Arend D. Verweij
Arend D. Verweij, Chief Executive Officer